--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   ----------

                                  FORM 8-K/A-2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 14(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                   ----------

     Date of Report (Date of earliest event reported):  October 1, 1996

                        SCIENTIFIC GAMES HOLDINGS CORP.
             (Exact name of Registrant as Specified in its Charter)





          DELAWARE                             000-22298                      13-3615274
(STATE OF OTHER JURISDICTION OF         (Commission File Number)            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                             IDENTIFICATION NO.)



                          1500 BLUEGRASS LAKES PARKWAY
                           ALPHARETTA, GEORGIA  30201
                                 (770) 664-3700


(Address, including zip code, and telephone number, including area code, or Registrant's principal executive offices)

                                   ----------

------------------------------------------------------------------------------

Item 2.     Acquisition or Disposition of Assets

(a) On October 1, 1996, Scientific Games Holdings Corp. (the "Company" or "SGI") acquired the shares of capital of Opax International Limited, a United Kingdom subsidiary of Rexam PLC, a United Kingdom corporation, and which was renamed Scientific Games International Limited ("SGIL"). SGIL is a producer of instant lottery and promotional game tickets with an international customer base and two printing plants in the United Kingdom that will continue to be utilized by the Company.

(b) The consideration paid was $22.8 million (L.14.6 million) and was paid from the Company's cash reserves and from borrowings of $8 million under the Company's existing Bank Credit Agreement with First Union National Bank. The principles followed in determining the amount of the offer were historical earnings, market share and future growth potential.

Item 7      Financial Statements and Exhibits
(a)   Financial Statements of Business Acquired

The following audited financial statements of SGIL are included in Appendix A hereto and incorporated herein by reference:

         - Report of the Independent Auditors
         - Consolidated Profit and Loss Account for the year ended 31 December 1995
         - Consolidated Balance Sheet at 31 December 1995
         - Group Statement of Cash Flows for the year ended 31 December 1995
         - Notes to the Accounts at 31 December 1995

The following unaudited financial statements of SGIL are included in Appendix B hereto and incorporated herein by reference:

         - Unaudited Condensed Consolidated Profit and Loss Account for the nine months ended 30 September 1996
         -  Unaudited Condensed Consolidated Balance Sheet as of 30 September
            1996
         - Unaudited Condensed Group Statement of Cash Flows for the nine months ended 30 September 1996
         - Notes to the Unaudited Condensed Financial Statements at 30 September 1996

(b)   Pro Forma Financial Information

         The pro forma financial information is included in Appendix C hereto and incorporated herein by reference.

(c)   Exhibits

       #23.1                              Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SCIENTIFIC GAMES HOLDINGS CORP.


                                By:        /s/ Cliff O. Bickell
                                        ----------------------------------------
                                                         Cliff O. Bickell
                                        Vice President, Treasurer and Chief
                                        Financial Officer


Date:  December 16, 1996

                                   APPENDIX A

                                     SCIENTIFIC GAMES INTERNATIONAL
                                     LIMITED (FORMERLY OPAX
                                     INTERNATIONAL LIMITED)

                                     Report for Inclusion in Form 8-K of the SEC

                                     December 1996

ERNST & YOUNG [LETTERHEAD]





REPORT OF THE INDEPENPENT AUDITORS
To the directors of Scientific Games International Limited (formerly Opax International Limited)


We have audited the accompanying consolidated balance sheet of Scientific Games International Limited as at 31 December 1995 and the related consolidated profit and loss account and statement of cashflows for the year ended 31 December 1995. The consolidated financial statements are the responsibility of the directors. Our responsibility is to express an opinion on these financial statements based on our audit.

BASIS OF OPINION
We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free from material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by the management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

OPINION
In our opinion, the consolidated statements referred to above present fairly in all material respects the consolidated financial position of Scientific Games International Limited at 31 December 1995 and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom.


/s/ Ernst & Young
----------------------
Ernst & Young
Chartered Accountants


Leeds, England

25 April 1996,
except for Note 24 - Ultimate Holding Company as to which the date of sale is 1 October 1996

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
CONSOLIDATED PROFIT AND LOSS ACCOUNT
for the year ended 31 December 1995

                                                                      1995
                                              Notes                     L.

TURNOVER                                        2               16,330,536
                                                                ----------
OPERATING PROFIT                                3                  668,136
Interest receivable                             7                  178,105
Interest payable                                8                      (23)
                                                                ----------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION                                                   846,218
Tax on profit on ordinary activities            9                  287,000
                                                                ----------
PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION                                                  1,133,218
Dividends                                                        3,100,000
                                                                ----------
DEFICIT FOR THE FINANCIAL YEAR                                  (1,966,782)
                                                                ==========


GROUP STATEMENT OF RECOGNISED GAINS AND LOSSES
There are no gains or losses other than the profit on ordinary activities after taxation of L.1,133,218.


RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                      1995
                                                                         L.

Total recognised gains and losses                                1,133,218
Dividends                                                       (3,100,000)
                                                                ----------
Net reduction to shareholders' funds                            (1,966,782)

Opening shareholders' funds                                      3,252,210
                                                                ----------
Closing shareholders' funds                                      1,285,428
                                                                ==========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
at 31 December 1995


                                                                                              1995
                                                                Notes                            L.

FIXED ASSETS
Tangible assets                                                  10                      5,140,988
                                                                                         ---------

CURRENT ASSETS
Stocks                                                           11                        876,184
Debtors                                                          12                      5,732,264
Cash at bank and in hand                                                                   778,723
                                                                                         ---------
                                                                                         7,387,171
CREDITORS: amounts falling due within one year                   13                      5,747,028
                                                                                         ---------
NET CURRENT ASSETS                                                                       1,640,143
                                                                                         ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                    6,781,131

CREDITORS: amounts falling due after more than one year          14                      5,025,000

PROVISION FOR LIABILITIES AND CHARGES                            15                        470,703
                                                                                         ---------
NET ASSETS                                                                               1,285,428
                                                                                         =========
CAPITAL AND RESERVES
Called up share capital                                          17                            100
Profit and loss account                                          18                      1,285,328
                                                                                         ---------
                                                                                         1,285,428
                                                                                         =========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
GROUP STATEMENT OF CASH FLOWS
for the year ended 31 December 1995



                                                                                              1995
                                                                Notes                            L.

NET CASH INFLOW FROM OPERATING ACTIVITIES                        19                      2,007,442
                                                                                         ---------
RETURNS ON INVESTMENTS AND SERVICING
 OF FINANCE
Interest received                                                                          178,105
Interest paid                                                                                  (23)
Dividends paid                                                                             (35,000)
                                                                                         ---------
NET CASH INFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF FINANCE                                                      143,082
                                                                                         ---------
TAXATION
Corporation tax paid                                                                       (31,095)
                                                                                         ---------

INVESTING ACTIVITIES
Payments to acquire tangible fixed assets                                                 (687,366)
Receipts from sales of tangible fixed assets                                                83,251
                                                                                         ---------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                                (604,115)
                                                                                         ---------
NET CASH INFLOW BEFORE FINANCING                                                         1,515,314

NET CASH INFLOW FROM FINANCING                                                                   -
                                                                                         ---------
INCREASE IN CASH AND CASH EQUIVALENTS                            20                      1,515,314
                                                                                         =========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995



1.   ACCOUNTING POLICIES
     The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's accounts.

     BASIS OF PREPARATION
     The accounts are prepared under the historical cost convention modified to include the revaluation of freehold land and buildings and in accordance with applicable accounting standards.

     BASIS OF CONSOLIDATION
     The financial statements include the financial statements of Scientific Games International and all subsidiary undertakings. The accounting date of all subsidiary undertakings is the same as that of Scientific Games International Limited.

     DEPRECIATION
     The cost or valuation of fixed assets, other than freehold land, is depreciated on a straight line basis over the expected useful lives of the assets concerned as follows:

     Freehold buildings           -        2%

     Plant and machinery          -        6% - 20%

     Motor vehicles               -        25%

     Computer equipment           -        25%

     Fixtures and fittings        -        10% - 20%

     DEFERRED TAXATION
     Deferred taxation is accounted for on all material timing differences using the liability method except where the deferral is expected to continue for the foreseeable future.

     STOCKS
     Stocks are valued at the lower of cost and net realisable value. Cost in respect of work in progress and finished goods includes direct labour, materials and production overheads.

     PENSIONS
     The expected cost of providing pensions in respect of defined benefit schemes is charged to the profit and loss account over the estimated service lives of the employees in the schemes.

     LEASED ASSETS
     Where assets are acquired by leasing arrangements which give rights approximating to ownership ('finance leases') the amount representing the outright purchase price of such assets is included in tangible fixed assets. Depreciation is provided at rates designed to write off this net cost in equal annual amounts over the shorter of the estimated useful lives of the assets or the period of the leases. Future rentals are treated as a liability.

     All other leasing agreements are 'operating leases' and the rentals are charged to the profit and loss account as incurred.

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995




1.   ACCOUNTING POLICIES (continued)

     FOREIGN CURRENCIES
     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate ruling at the balance sheet date. All differences are taken to the profit and loss account.

2.   TURNOVER
     Turnover represents amounts invoiced by the company in respect of goods and services provided during the year, excluding value added tax. The analysis of turnover by geographical areas is as follows:

                                                                            1995
                                                                               L.

     United Kingdom                                                        3,355
     Europe                                                               10,390
     Africa                                                                2,355
     South America                                                           231
                                                                          ------
                                                                          16,331
                                                                          ======


     In the opinion of the directors all material amounts of turnover derive from the same class of business, that of lotteries printing and promotions.

3.   OPERATING PROFIT
     Operating profit is arrived at as follows:

                                                                                                        1995
                                                                                                           L.
       Turnover                                                                                    16,330,536
       Decrease in stock of finished goods and work in progress                                      (110,834)
                                                                                                   ----------
                                                                                                   16,219,702
                                                                                                   ----------
       Raw materials and consumables                                                                5,214,321
       Employee costs (note 4)                                                                      5,207,748
       Depreciation of owned fixed assets                                                           1,082,893
       Auditors' remuneration     -   audit services                                                   15,300
                                  -   non-audit services                                               13,000
       Operating lease rentals    -   plant and machinery                                              32,055
       Other operating charges                                                                      4,009,898
       Profit on sale of fixed assets                                                                 (23,649)
                                                                                                   ----------
                                                                                                   15,551,566
                                                                                                   ----------
                                                                                                      668,136
                                                                                                   ==========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995




4.   STAFF COSTS

                                                                                                          1995
                                                                                                             L.
     Wages and salaries                                                                              4,582,001
     Social security costs                                                                             389,484
     Other pension costs                                                                               201,854
     Redundancy costs                                                                                   34,409
                                                                                                     ---------
                                                                                                     5,207,748
                                                                                                     =========


     The average weekly number of employees during the year was 231.

     The employee costs shown below include the following remuneration in respect of directors:

                                                                                                          1995
                                                                                                             L.
     Remuneration                                                                                      272,913
     Compensation for loss of office                                                                    25,000
                                                                                                     =========


5.   DIRECTORS' EMOLUMENTS
     Directors' emoluments, excluding pension contributions, fell within the following ranges:

                                                                                                          1995
                                                                                                           No.
     L.Nil          -          L.5,000                                                                      1
     L.10,001       -          L.15,000                                                                     1
     L.15,001       -          L.20,000                                                                     1
     L.20,001       -          L.25,000                                                                     1
     L.35,001       -          L.40,000                                                                     1
     L.50,001       -          L.55,000                                                                     1
     L.65,001       -          L.70,000                                                                     2

     The emoluments, excluding pension contributions, of the chairman were L.40,327. The emoluments, excluding pension contributions, of the highest paid director were L.66,628.

     TRANSACTIONS WITH A DIRECTOR
     Prior to being appointed a director, Mr K Anderson entered into an arrangement with the company to repay part of the debt owed by Technopax SA, a company in which he had a 37.5% shareholding. The amount involved is US$33,454 (L.21,547) payable in equal monthly sums over a period of two years commencing April 1997.

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995




6.   PENSIONS

     As part of The Rexam group, the majority of employees belonged to the Rexam Employee Benefit Plan (formerly the Bowater Employees Benefit Plan), a pension scheme of the defined benefit type. The charge in these accounts represents contributions paid to the scheme.

     The charge does not take full account of the surplus disclosed in the scheme by the last actuarial valuation which was carried out as at 6 April 1994 and details of which are disclosed in the consolidated accounts of Rexam PLC. The prepayment arising in respect of the Rexam group as a whole under the scheme is also disclosed in those accounts.

     Following the acquisition of the Company by Scientific Games Holdings Corp. on 1 October 1996, arrangements have been made for the employees of the Company to be transferred out of the Rexam Employee Benefit Plan into a separate pension scheme administered by Bacon and Woodrow.

7.   INTEREST RECEIVABLE

                                                                                                           1995
                                                                                                              L.
     Bank interest                                                                                       50,533
     Other interest                                                                                      15,253
     Receivable from fellow subsidiary undertakings undertakings                                        112,319
                                                                                                       --------
                                                                                                        178,105
                                                                                                       ========

8.   INTEREST PAYABLE

                                                                                                           1995
                                                                                                              L.

     Other interest                                                                                          23
                                                                                                       ========



9.   TAXATION

                                                                                                           1995
                                                                                                              L.
     The credit based on the profit for the year comprises:
     Corporation tax at 33%                                                                            (367,000)
     Amounts relating to prior periods                                                                  240,000
     Advance corporation tax (surrendered by parent company at nil cost)                                222,000
                                                                                                       --------
                                                                                                         95,000
     Deferred taxation                                                                                  192,000
                                                                                                       --------
                                                                                                        287,000
                                                                                                       ========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995





10.     TANGIBLE FIXED ASSETS

                                                    Freehold       Leasehold
                                                    land and        land and            Plant and
                                                   buildings       buildings            machinery                   Total
                                                           L.              L.                   L.                      L.
Cost or valuation:
At 1 January 1995                                  1,200,000           7,670            9,286,870              10,494,540
Additions - non group                                   --              --                552,384                 552,384
          - group                                       --              --                612,753                 612,753
Disposals - non group                                   --              --               (290,281)               (290,281)
          - group                                       --              --                (40,716)                (40,716)
                                                   ---------       ---------           ----------              ----------
At 31 December 1996                                1,200,000           7,670           10,121,010              11,328,680
                                                   =========       =========           ==========              ==========

At valuation 1992                                  1,200,000
                                                   =========
Depreciation:
At 1 January, 1995                                    40,000           2,065            4,856,358               4,898,423
Charge for the year                                   20,000             590            1,062,303               1,082,893
Disposals - non group                                   --              --               (248,221)               (248,221)
Adjustment re group
transfers - Additions                                   --              --                477,771                 477,771
          - Disposals                                   --              --                (23,174)                (23,174)
                                                   ---------       ---------           ----------              ----------
At 31 December 1995                                   60,000           2,655            6,125,037               6,187,692
                                                   ---------       ---------           ----------              ----------

Net book value:
At 31 December 1995                                1,140,000           5,015            3,955,973               5,140,988
                                                   =========       =========           ==========              ==========


     Included in the freehold land and buildings is land of L.200,000 which is not depreciated. The freehold land and buildings were sold at net book value then leased back on 30 September 1996.

     On the historical cost of the freehold land and buildings was as follows:

                                                                                                                             L.

     At 1 January 1995 and 31 December 1995                                                                          1,650,000

     Cumulative depreciation based on cost was:

     At 1 January 1995                                                                                                 133,353
     At 31 December 1995                                                                                               159,353

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995





11.     STOCKS

                                                                                                          1995

                                                                                                             L.
      Raw materials and consumables                                                                    335,868
      Work in progress                                                                                 489,101
      Finished goods                                                                                    51,215
                                                                                                    ----------
                                                                                                       876,184
                                                                                                    ==========
12.   DEBTORS
                                                                                                          1995
                                                                                                             L.

      Trade debtors                                                                                  2,525,736
      Amounts due from fellow subsidiary undertakings                                                2,937,527
      Other debtors                                                                                    159,839
      Prepayments and accrued income                                                                   109,162
                                                                                                    ----------
                                                                                                     5,732,264
                                                                                                    ==========
13.   CREDITORS: amounts falling due within one year
                                                                                                          1995
                                                                                                             L.

      Trade creditors                                                                                1,014,600
      Amounts owed to fellow subsidiary undertakings                                                   220,605
      Corporation tax payable                                                                          146,448
      Other taxation and social security                                                               110,717
      Other creditors                                                                                  667,227
      Accruals and deferred income                                                                     487,431
      Proposed dividend                                                                              3,100,000
                                                                                                    ----------
                                                                                                     5,747,028
                                                                                                    ==========

14. CREDITORS: amounts falling due within one year

    The medium term loan from the Company's parent undertaking, Rexam plc was repaid on 1 October 1996, following the acquisition of the Company by Scientific Game Holdings Corp.

Scientific Games International Limited (formerly Opax International Limited)
-------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995





15.     PROVISION FOR LIABILITIES AND CHARGES
        Deferred taxation provided in the accounts and the amounts not provided are as follows:

                                                                                                     Deferred
                                                                                                     taxation
                                                                                                     (note 16)
                                                                                                            L.
         At 1 January 1995                                                                             662,703
         Released during the year                                                                     (192,000)
                                                                                                     ---------
         At 31 December 1995                                                                           470,703
                                                                                                     =========

16.      DEFERRED TAXATION

                                                                                                1995
                                                                                                          Full
                                                                                       Amount        potential
                                                                                     provided        liability
                                                                                            L.               L.
        Accelerated capital allowances                                                465,703          581,000
        Other short term timing differences                                             5,000            5,000
                                                                                      -------          -------
                                                                                      470,703          586,000
                                                                                      =======          =======



17.      SHARE CAPITAL

                                                                                           Allotted, called up
                                                                       Authorized               and fully paid
                                                                             1995                         1995
                                                                               NO.                           L.
        Ordinary shares of L.1 each                                         1,000                          100
                                                                          =======                      =======


18.     PROFIT AND LOSS ACCOUNT

                                                                                                             L.
        At 1 January 1995                                                                            3,252,110
        Deficit for the year                                                                        (1,966,782)
                                                                                                    ----------
        At 31 December 1995                                                                          1,285,328
                                                                                                    ==========

Scientific Games International Limited (formerly Opax International Limited)
-------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995




19. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                                          1995
                                                                                                             L.
        Operating profit                                                                               668,136
        Depreciation of tangible fixed assets                                                        1,082,893
        Profit on disposal of tangible fixed assets                                                    (23,649)
        Decrease in stock                                                                              126,748
        Increase in trade debtors                                                                     (116,205)
        Increase in trade creditors                                                                    269,519
                                                                                                     ---------
        Net cash inflow from operating activities                                                    2,007,442
                                                                                                     =========

20.      ANALYSIS OF CHANGES IN CASH AND CASH EQUIVALENTS

                                                                                           Interest       Total cash
                                                                            Cash            bearing         and cash
                                                                         at bank              loans      equivalents
                                                                               L.                 L.               L.
        As at 1 January 1995                                             611,123          1,589,813        2,200,936
        Net cash inflow                                                  167,600          1,347,714        1,515,314
                                                                       ---------          ---------        ---------
        As 31 December 1995                                              778,723          2,937,527        3,716,250
                                                                       =========          =========        =========

21.     FUTURE CAPITAL EXPENDITURE

                                                                                                                1995
                                                                                                                   L.
           Contracted commitments                                                                            130,000
                                                                                                             =======

           Authorised by the directors but not contracted                                                     95,000
                                                                                                             =======

22.     CONTINGENT LIABILITIES

        As a member of the Rexam PLC group for VAT purposes the company had joint and several liabilities for all amounts due to Customs and Excise under this arrangement.

23.     OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE
        The annual commitment under non-cancellable operating leases are as follows:

                                                                                           Land and             1995
                                                                                          buildings            Other
                                                                                                  L.               L.
        Operating leases which expire:
        within one year                                                                           -           25,370
        within two to five years                                                                  -            5,057
        after five years                                                                    182,118                -
                                                                                          ---------          -------
                                                                                            182,118           30,427
                                                                                          =========          =======

Scientific Games International Limited (formerly Opax International Limited)
-------------------------------------------------------------------------------
NOTES TO THE ACCOUNTS
at 31 December 1995





24.     ULTIMATE HOLDING COMPANY

        The parent company of the group of undertakings for which group accounts have been drawn up and of which the Company was a member, is Rexam PLC, registered in England and Wales. Copies of Rexam PLC's accounts can be obtained from 114 Knightsbridge, London, WS1X 7NN.

        On 1 October 1996, the Company was wholly acquired by Scientific Games Holdings Corp., a company registered in the United States of America.

                                   APPENDIX B

                              FINANCIAL STATEMENTS

                                      SGIL

                    For the period ending September 30, 1996
                                  (unaudited)

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
UNAUDITED CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNT for the nine months ended 30 September 1996

                                                                    Nine months
                                                                          ended
                                                                   30 September
                                                                           1996
                                                                             L.
TURNOVER                                                             12,828,824
                                                                    -----------

OPERATING PROFIT                                                        764,773
Interest receivable                                                      64,693
                                                                    -----------

Profit before tax                                                       829,466
Taxation                                                               (337,154)
                                                                    -----------
RETAINED PROFIT                                                         492,312
                                                                    ===========



GROUP STATEMENT OF RECOGNISED GAINS AND LOSSES
There are no gains and losses other than the profit on ordinary activities after taxation of L.492,312.


RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS for the nine months ended 30 September 1996

                                                                             L.
Total recognized gains and losses                                       492,312
Opening shareholders' funds                                           1,285,428
                                                                      ---------
Closing shareholders' funds                                           1,777,740
                                                                      =========


Scientific Games International Limited (formerly Opax International Limited)
-------------------------------------------------------------------------------
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET as at 30 September 1996




                                                                    Nine months
                                                                          ended
                                                                   30 September
                                                                           1996

FIXED ASSETS                                                                 L.
Tangible assets                                                       3,655,725
                                                                    -----------
CURRENT ASSETS
Stocks                                                                  789,912
Debtors                                                               2,243,437
Cash at bank and in hand                                              1,105,696
                                                                    -----------
                                                                      4,139,045

CREDITORS:  amounts falling due within one year                       5,589,173
                                                                    -----------
NET CURRENT LIABILITIES                                              (1,450,128)

TOTAL ASSETS LESS CURRENT LIABILITIES                                 2,205,597

PROVISION FOR LIABILITIES AND CHARGES
Deferred taxation                                                       427,857
                                                                    -----------
NET ASSETS                                                            1,777,740
                                                                    ===========
CAPITAL AND RESERVES
Called up share capital                                                     100
Profit and loss account                                               1,777,640
                                                                    -----------
                                                                      1,777,740
                                                                    ===========

Scientific Games International Limited (formerly Opax International Limited)
--------------------------------------------------------------------------------
UNAUDITED CONDENSED GROUP STATEMENT OF CASH FLOWS for the nine months ended 30 September 1996






                                                                           1996
                                                                             L.
NET CASH INFLOW FROM OPERATING ACTIVITIES                             1,714,530
                                                                   ------------

RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE
Interest received                                                        64,693
Dividends paid                                                       (3,100,000)
                                                                   ------------

NET CASH OUTFLOW FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                                 (3,035,307)
                                                                   ------------

TAXATION
Corporation tax paid                                                   (136,505)
                                                                   ------------

INVESTING ACTIVITIES
Payments to acquire tangible fixed assets                              (492,256)
Proceeds from sale of freehold property                               1,140,000
Receipts from sales of other tangible fixed assets                       34,580
                                                                   ------------

NET CASH INFLOW FROM INVESTING ACTIVITIES                               682,324
                                                                   ------------

NET CASH OUTFLOW BEFORE FINANCING                                      (774,958)

FINANCING ACTIVITIES
Repayment of loan                                                    (1,835,596)


NET CASH OUTFLOW FROM FINANCING                                      (1,835,596)
                                                                   ------------

DECREASE IN CASH AND CASH EQUIVALENTS                                (2,610,554)
                                                                   ============

Scientific Games International Limited (formerly Opax International Limited)
-------------------------------------------------------------------------------
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS at 30 September 1996



CHANGE IN NAME
Following its acquisition by Scientific Games Holding Corp. on 1 October 1996, the Company changed its name from Opax International Limited to Scientific Games International Limited.

UK STATUTORY REQUIREMENTS
These financial statements are not the Company's statutory accounts within the meaning of section 240 of Companies Act. Statutory accounts for the year ended 31 December 1995, on which the auditors gave an unqualified opinion, have been delivered to the Registrar of Companies for England and Wales.

BASIS OF PRESENTATION AND ACCOUNTING POLICIES
These condensed financial statements are unaudited; however, in the opinion of the directors, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been made. Operating results for the nine month period ended 30 September 1996 are not necessarily indicative of the results that may be expected for the year ending 31 December 1996. These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended 31 December 1995 included elsewhere in this current report.

BASIS OF CONSOLIDATION
The financial statements include the financial statements of Scientific Games International and all subsidiary undertakings. The accounting date of all subsidiary undertakings is the same as that of Scientific Games International Limited.

                                   APPENDIX C

                        SCIENTIFIC GAMES HOLDINGS CORP.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

On October 1, 1996, Scientific Games Holdings Corp. (the "Company" or "SGI") acquired the shares of capital of Opax International Limited, a United Kingdom subsidiary of Rexam PLC, a United Kingdom corporation, and which was renamed Scientific Games International Limited ("SGIL"). SGIL is a producer of instant lottery and promotional game tickets with an international customer base and two printing plants in the United Kingdom.

The following unaudited pro forma consolidated balance sheet of the Company as of September 30, 1996 is based on the historical consolidated balance sheet of the Company and the balance sheet of SGIL. The unaudited pro forma consolidated balance gives effect to the acquisition under the purchase method of accounting and reflects the assumptions and the adjustments described in the accompanying notes.

The unaudited pro forma consolidated balance sheet does not purport to represent the Company's actual financial position that would have been reported had the acquisition occurred on December 31, 1995.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma balance sheet should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the year ended December 31, 1995 (as filed on the annual report, Form 10-K) and for the quarter ended September 30, 1996 (as filed on Form 10-Q).

                        Scientific Games Holdings Corp.
                Pro Forma  Consolidated Condensed Balance Sheet
                            As of September 30, 1996
                 (In Thousands except share and per share data)
                                  (unaudited)


                                                                                        Pro forma    Adjusted
                                                                 SGI          SGIL      Adjustments  Pro forma
                              ASSETS
Current assets:
   Cash and cash equivalents                                   $22,618       $1,729     ($22,780)  1   $1,567
   Trade receivables, net of allowance for doubtful accounts
     of $138 and $25, respectively                              26,635        3,509            0       30,144
   Inventories                                                   9,720        1,235            0       10,955
   Prepaid expenses and other current assets                       556            0            0          556
   Deferred income tax benefit                                   1,280            0            0        1,280
                                                              --------      -------     --------     --------
Total current assets                                            60,809        6,473      (22,780)      44,502

Property and equipment, at cost:
   Land                                                          2,521            0            0        2,521
   Building                                                     11,719            0            0       11,719
   Production and other equipment                               63,080       16,489            0       79,569
                                                              --------      -------     --------     --------
                                                                77,320       16,489            0       93,809
   Less accumulated depreciation and amortization              (30,838)     (10,771)           0      (41,609)
                                                              --------      -------     --------     --------
                                                                46,482        5,718            0       52,200

Goodwill                                                         2,147            0       15,256   1   17,403
Other assets                                                     1,212            0         (244)  1      968
                                                              --------      -------     --------     --------
                                                              $110,650      $12,191      ($7,768)    $115,073
                                                              ========      =======     ========     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $3,467       $2,153           $0       $5,620
   Accrued liabilities                                           6,350          991            0        7,341
   Income taxes payable                                          2,799          610            0        3,409
   Current portion of capital lease obligations                    562            0            0          562
   Loan from parent                                                  0        4,988       (4,988)  1        0
                                                              --------      -------     --------     --------
Total current liabilities                                       13,178        8,741       (4,988)      16,931

Capital lease obligations, less current portion                      8            0            0            8
Long-term debt                                                   8,000            0            0        8,000
Deferred income taxes payable                                    2,891          669            0        3,560

Stockholders' equity:
   Common stock per value $.001 per share:
      shares authorized:  25,750,000;
      issued and outstanding shares:    12,113,224                  12            0            0           12
   Additional paid-in capital                                   54,322            0            0       54,322
   Retained earnings                                            32,310        2,780       (2,780)  1   32,310
                                                              --------      -------     --------     --------
                                                                86,644        2,780       (2,780)      86,644
   Less notes receivable form officers for the sale
      of common stock to such officers                             (71)           0            0          (71)
                                                              --------      -------     --------     --------
Total stockholders' equity                                      86,573        2,780       (2,780)      86,573
                                                              --------      -------     --------     --------
                                                              $110,650      $12,191      ($7,768)    $115,073
                                                              ========      =======     ========     ========

   See accompanying note.

                        SCIENTIFIC GAMES HOLDINGS CORP.
           PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)


The following unaudited pro forma consolidated statements of earnings of the Company for the period ending September 30, 1996 and year ended December 31, 1995 are based in the historical consolidated financial statements of the Company and the financial statements of SGIL and are presented as if the acquisition had occurred on January 1, 1995. The unaudited pro forma consolidated statements of earnings give effect to the acquisition under the purchase method of accounting and reflects the assumptions and the adjustments described in the accompanying notes.

These unaudited pro forma consolidated statements of earnings do not purport to represent the Company's actual results of operations that would have been reported had the acquisition occurred on January 1, 1995.

The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. This unaudited pro forma statements of earnings should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto for the year ended December 31, 1995 (as filed on the annual report, Form 10-K) and for the nine month period ended September 30, 1996 (as filed on Form 10-Q).

                        Scientific Games Holdings Corp.
            Pro Forma Consolidated  Condensed Statement of Earnings
               For the nine month period ended September 30, 1996
                      (In Thousands except per share data)
                                  (unaudited)

                                                                           Pro forma   Adjusted
                                                     SGI         SGIL      Adjustments Pro forma
Revenue                                           $102,363     $19,718                 $122,081
Cost of revenues excluding depreciation and
    amortization                                    62,701      13,807          133  1   76,640
                                                  --------    --------      -------    --------
                                                    39,662       5,911         (133)     45,441
Selling, general and administrative expenses
    excluding depreciation and amortization         12,527       3,435          133  1   15,894
                                                                               (201) 2
Depreciation, amortization and other charges         6,500       1,260          (23) 3    8,118
                                                                                381  4
                                                  --------    --------      -------    --------
                                                    20,635       1,216         (422)     21,429

Interest income                                        789         100         (443) 5      446
Gain/(loss) on foreign currency                        670         (40)                     630
Interest expense                                       (45)         (2)        (368) 5     (415)
                                                  --------    --------      -------    --------
Earnings before income tax                          22,049       1,274       (1,233)     22,090

Income tax expense (benefit)                         8,835         518         (135) 6    9,218
                                                  --------    --------      -------    --------
Net earnings                                       $13,214        $756      ($1,098)    $12,872
                                                  ========    ========      =======    ========

Earnings per common share                            $0.98                                $0.95
                                                  ========                             ========

Weighted average number of common and common
    equivalent shares outstanding                   13,493                               13,493

See accompanying note.

                        Scientific Games Holdings Corp.
                 Pro Forma Consolidated  Statement of Earnings
                      For the year ended December 31, 1995
                      (In Thousands except per share data)
                                  (unaudited)

                                                                          Pro forma   Adjusted
                                                    SGI        SGIL       Adjustments Pro forma
Revenue                                          $149,235     $25,801                 $175,036
Cost of revenues excluding depreciation and
    amortization                                   88,276      18,502          182  1  106,960
                                                 --------    --------      -------    --------
                                                   60,959       7,300         (182)     68,077
Selling, general and administrative expenses
    excluding depreciation and amortization        14,778       4,584          182  1   19,324
                                                                              (219) 2
Depreciation, amortization and other charges        8,817       1,711          (32) 3   11,006
                                                                               509  4
                                                 --------    --------      -------    --------
                                                   37,364       1,005         (622)     37,747

Interest income                                       613         281         (591) 5      304
Gain/(loss) on foreign currency                        23          51                       74
Interest expense                                     (289)          0         (491) 5     (780)
                                                 --------    --------      -------    --------
Earnings before income tax                         37,711       1,337       (1,703)     37,344

Income tax expense (benefit)                       15,283        (453)        (394) 6   14,435
                                                 --------    --------      -------    --------
Net earnings                                      $22,428      $1,790      ($1,309)    $22,909
                                                 ========    ========      =======    ========
Earnings per common share                           $1.64                                $1.68
                                                 ========                             ========
Weighted average number of common and common
    equivalent shares outstanding                  13,653                               13,653


See accompanying note.

                        SCIENTIFIC GAMES HOLDINGS CORP.

               NOTE TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note A - Pro Forma Adjustments

The pro forma adjustments to reflect the Transaction are as follows:

BALANCE SHEET - AS OF SEPTEMBER 30, 1996

1. Pro forma adjustments reflect cash paid for SGIL, the repayment of a loan from the seller, the goodwill which resulted from the excess purchase price over the net asset acquired and the reclass of previously recorded deferred acquisition costs to goodwill.


STATEMENT OF OPERATIONS - YEAR ENDED DECEMBER 31, 1995 AND
                          PERIOD ENDING SEPTEMBER 30, 1996


1. Reflects lease expense for a building owned by the seller and not purchased as part of the acquisition.

2. Reflects the difference in certain management expenses related to the Company's combined operations.

3. Reflects decreased depreciation expense for a building owned by the seller and not purchased as part of the acquisition.

4. Reflects amortization of goodwill associated with the acquisition over a 30 year period.

5. Reflects a decrease in interest income and an increase in interest expense as a result of the cash paid for SGIL.

6. Reflects the adjustment of the income tax provision as a result of adjustments 1, 2, 3 and 5 above.